Exhibit 99.1
REALNETWORKS ANNOUNCES FIRST QUARTER RESULTS
Reports Record Revenue of $129.5 million
SEATTLE — May 2, 2007 — RealNetworks®, Inc. (Nasdaq: RNWK), the leading creator of digital media services and software, today announced results for the first quarter ended March 31, 2007.
Quarterly Highlights:
•	Record revenue of $129.5 million

•	Net income of $40.0 million or $0.22 per diluted share

•	Adjusted net income of $10.4 million or $0.06 per diluted share
“2007 is off to an excellent start,” said Rob Glaser, CEO of RealNetworks. “Our first quarter results reflect good progress on several fronts, including successfully integrating WiderThan into Real, continued games innovation, and strengthening our music subscription business and the Rhapsody.com web experience.”
For the first quarter of 2007, revenue grew 50% to $129.5 million compared to $86.6 million for the first quarter of 2006. For the first quarter of 2007, revenue in the Consumer Products and Services segment was as follows: Games revenue was $23.9 million, a 28% increase over the first quarter of 2006; Music revenue was $34.1 million, an 18% increase over the first quarter of 2006; and Media Software and Services revenue was $27.0 million, a 1% decrease from the first quarter of 2006. In the Technology Products and Solutions segment, revenue was $44.4 million, a 277% increase over the first quarter of 2006, mostly due to the acquisition of WiderThan. Foreign currency exchange rate fluctuations positively impacted 2007 first quarter revenue by approximately $1.4 million compared to the first quarter of 2006.
Net income for the first quarter of 2007 was $40.0 million or $0.22 per diluted share, compared to $24.9 million or $0.14 per diluted share in the first quarter of 2006. Both periods’ results include payments related to Real’s antitrust settlement and commercial agreements with Microsoft. The first quarter of 2007 reflects the final payment to be received under the agreements. Further information regarding these payments can be found in Real’s SEC filings. Adjusted net income, described below in Real’s description of non-GAAP measures, was $10.4 million or $0.06 per diluted share for the first quarter of 2007, compared to $3.9 million or $0.02 per diluted share in the first quarter of 2006. Adjusted EBITDA for the first quarter of 2007 was $11.9 million compared to $1.7 million in the first quarter of 2006. A reconciliation of GAAP net income to adjusted net income and adjusted EBITDA is provided in the financial tables that accompany this release.
Gross margin was 65% in the first quarter of 2007 compared to 69% in the first quarter of 2006. Operating expenses for the first quarter of 2007 were $29.8 million, compared to $28.3 million in the prior year’s quarter. First quarter 2007 and 2006 operating expenses include benefits related to payments under Real’s settlement and commercial agreements with Microsoft. Adjusted operating expenses in the first quarter of 2007 were $79.0 million compared to $62.2 million in the first quarter of 2006. A reconciliation of GAAP operating expenses to adjusted operating expenses is provided in the financial tables that accompany this release. For the first quarter of 2007, Real’s effective tax rate was approximately 36.8%.
Additional $100 million Stock Repurchase Program Authorized
Today, Real also announced that its Board of Directors has approved an additional $100 million stock repurchase program. Under the program, Real is authorized to repurchase up to $100 million of outstanding shares of common stock from time to time, depending on market conditions, share price and other factors. Repurchases may be made in the open market or through private transactions, in accordance with SEC requirements. Real may enter into a Rule 10(b)5-1 plan designed to facilitate the repurchase of all or a portion of the repurchase amount. Further, the repurchase program does not require Real to acquire a specific number of shares and may be terminated under certain conditions.
Real completed a previous $100 million stock repurchase program in the first quarter of 2007, repurchasing approximately 9.8 million shares for $78.5 million. Since the beginning of 2005, Real has repurchased approximately 30.3 million shares, or approximately 16% of its outstanding shares, through its repurchase programs for $231.7 million.
Business Outlook
The following forward-looking statements reflect RealNetworks’ expectations as of May 2, 2007. The Company currently does not intend to update these forward-looking statements until its next quarterly results announcement.
For the second quarter of 2007, Real expects revenue in the range of $130 million to $134 million, GAAP net income per diluted share of $(0.01) to $0.01 and adjusted net income per diluted share of $0.04 to $0.06. This guidance assumes an effective tax rate of approximately 37%.
For the full year 2007, Real expects revenue in the range of $547 million to $563 million. Real expects 2007 GAAP net income per diluted share of $0.24 to $0.27 and adjusted net income per diluted share of $0.23 to $0.25.
See complete reconciliation of estimated GAAP net income per diluted share to adjusted net income per diluted share, provided in the financial tables that accompany this press release.
About Non-GAAP Financial Measures
To supplement RealNetworks’ consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP financial measures, including adjusted net income and adjusted net income per share, adjusted EBITDA, adjusted cost of revenue and adjusted operating expenses.
•	Adjusted net income consists of net income excluding the impact of the following: stock-based compensation expense; income and expenses including charitable contributions related to the Microsoft agreements; equity investment gains and losses from sale or impairments; acquisition costs, including amortization of intangible assets and expenses for employee stock options that were converted to cash rights; an estimate of the income taxes from the aforementioned items; and changes in deferred tax asset valuation allowances.

•	Adjusted net income per share is calculated by dividing adjusted net income by GAAP weighted average diluted shares outstanding.

•	Adjusted EBITDA consists of net income excluding the impact of the following: interest income, net; income taxes; depreciation; amortization; stock-based compensation; expenses for employee stock options that were converted to cash rights; equity investment gains and losses from sale or impairments; and income and expenses including charitable contributions related to the Microsoft agreements.

•	Adjusted cost of revenue consists of GAAP cost of revenue excluding stock-based compensation expenses, and acquisition costs including amortization of intangible assets and expenses for employee stock options that were converted to cash rights.

•	Adjusted operating expenses consist of GAAP operating expenses excluding stock-based compensation expenses, antitrust litigation expenses (benefits) and acquisition costs including amortization of intangible assets and expenses for employee stock options that were converted to cash rights.
RealNetworks believes that the presentation of adjusted net income and adjusted net income per share, adjusted EBITDA, adjusted cost of revenue and adjusted operating expenses provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with our past financial reports, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used these non-GAAP measures when evaluating operating performance because we believe that the inclusion or exclusion of the items described above provides an additional measure of our operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. We have chosen to provide this information to investors in order to enable them to perform additional analyses of past, present and future operating performance, to enable them to compare us to other companies, and as a supplemental means to evaluate our ongoing operations. Externally, we believe that adjusted net income and adjusted EBITDA continue to be useful to investors in their assessment of our operating performance and the valuation of our company.
Internally, adjusted net income and adjusted net income per share, adjusted EBITDA, adjusted cost of revenue, and adjusted operating expenses are significant measures used by management for purposes of:

•	supplementing the financial results and forecasts reported to our board of directors;

•	evaluating the operating performance of our company which includes direct and incrementally controllable revenue and costs of operations, but excludes items considered by management to be either non-cash or non-operating such as interest income and expense, stock-based compensation, tax expense, deferred tax valuation allowance changes, depreciation and amortization;

•	managing and comparing performance internally across our businesses and externally against our peers;

•	establishing internal operating budgets; and

•	evaluating and valuing potential acquisition candidates.
Adjusted net income is used by RealNetworks as a broad measure of financial performance that encompasses our operating performance, cash, capital structure and investment management, and income tax planning effectiveness. Adjusted EBITDA is used by management as a way to isolate our operating performance and to compare it to that of other companies.
Adjusted net income and adjusted net income per share, adjusted EBITDA, adjusted cost of revenue, and adjusted operating expenses are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of RealNetworks’ results as reported under GAAP. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. Some of the limitations in relying on our non-GAAP financial measures are:
•	Adjusted net income, adjusted net income per share and adjusted EBITDA are measures which we have defined for internal and investor purposes and are not in accordance with GAAP. A further limitation associated with these measures is that they do not include all costs and income that impact our net income and net income per share. We compensate for these limitations by prominently disclosing GAAP net income, which we believe is the most directly comparable GAAP measure, and providing investors with reconciliations from GAAP net income to adjusted net income and adjusted EBITDA.

•	Adjusted cost of revenue is limited in that it does not include stock-based compensation expenses, and certain costs associated with our acquisitions. Adjusted operating expenses are limited in that they do not include stock-based compensation expenses, antitrust litigation expenses (benefit) and certain costs associated with our acquisitions. We compensate for these limitations by prominently disclosing the reported GAAP results and providing investors with a reconciliation from GAAP to the adjusted amount.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income to adjusted net income and adjusted EBITDA, GAAP cost of revenue to adjusted cost of revenue and GAAP operating expenses to adjusted operating expenses for the relevant periods.
Webcast and Conference Call Information
The Company will host a webcast and conference call today at 5:00pm (Eastern)/2:00pm (Pacific). The live webcast featuring slides and audio, will be available at http://investor.realnetworks.com. Listeners will require RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast. Participants may access the conference call by dialing 800-857-5305 (773-681-5857 for international callers). The passcode is “First Quarter Earnings,” and the leader is Rob Glaser. A telephonic replay will be available until 8:00pm (Eastern) on May 9, 2007 and may be accessed by dialing 888-335-7280 (203-369-3717 for international callers).
RNWK-F
For More Information Contact
Press: Bill Hankes, (206) 892-6614, bhankes@real.com
Financial: Caroline Hughes, (206) 892-6718, carolinehughes@real.com
ABOUT REALNETWORKS
RealNetworks, Inc. is a leading creator of digital media services and software including Rhapsody®, RealPlayer® 10, and casual PC and mobile games. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to create and deliver digital media to PCs, mobile phones and consumer electronics devices. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. RealNetworks’ corporate information is located at http://www.realnetworks.com.
Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to: (a) Real’s future revenue, GAAP and adjusted net income per diluted share, amortization of intangible assets, stock based compensation expense and income tax rate; and (b) the continuing growth in demand for Real’s consumer products and business technologies. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: development and consumer acceptance of legal online music distribution services generally and RealNetworks’ content services in particular because these are relatively new and unproven business models and markets; risks associated with acquisitions generally, and the acquisition of WiderThan in particular, including the risks of integration, unknown liabilities and operations in new markets and geographies, as well as risks specifically associated with WiderThan’s business; the potential that we will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for our subscription service offerings; the emergence of new entrants and competition in the market for digital media subscription offerings and online music sales; the impact on our gross margins of content costs and from the mix of subscribers to subscription offerings with higher content costs than others; competitive risks, including competing technologies, products and services, and the competitive activities of our larger competitors, some of which have strong ties to streaming media users through other products; risks associated with the introduction of new products and services; risks inherent in strategic relationships, especially with competitors, and technology and service integration efforts; and risks relating to the ability of Real’s strategic partners to generate subscribers for Real’s digital content services. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. The Company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
RealNetworks, Rhapsody and RealPlayer are trademarks or registered trademarks of RealNetworks, Inc. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended March 31,
	2007	2006
	(in thousands, except per share data)
Net revenue	$129,472	$86,602

Cost of revenue	45,943	26,753

Gross profit	83,529	59,849

Operating expenses:
Research and development	23,479	18,099
Sales and marketing	49,700	36,083
General and administrative	17,354	13,226
Loss on excess office facilities (A)	—	738

Subtotal operating expenses	90,533	68,146
Antitrust litigation benefit, net (B)	(60,747)	(39,835)

Total operating expenses	29,786	28,311

Operating income	53,743	31,538

Other income (expenses):
Interest income, net	9,102	7,979
Equity in net loss of investments	(132)	—
Other income	467	117

Other income, net	9,437	8,096

Income before income taxes	63,180	39,634
Income taxes	(23,219)	(14,751)

Net income	$39,961	$24,883

Basic net income per share	$0.25	$0.15
Diluted net income per share	$0.22	$0.14

Shares used to compute basic net income per share	161,350	160,887
Shares used to compute diluted net income per share	178,053	176,923

(A)	The loss on unoccupied excess office facilities represents an increase in the estimate of loss from building operating costs that are not expected to be recovered.

(B)	Consists of amounts received under the Settlement and Commercial agreements with Microsoft, net of certain legal fees, personnel costs, public relations and other professional service fees incurred related to antitrust complaints against Microsoft, including proceedings in the European Union.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2007	2006
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$511,212	$525,232
Short-term investments	152,199	153,688
Trade accounts receivable, net	56,038	65,751
Deferred costs, current portion	3,298	1,643
Deferred tax assets, net, current portion	891	891
Prepaid expenses and other current assets	22,373	21,990

Total current assets	746,011	769,195

Equipment, software, and leasehold improvements, at cost:
Equipment and software	84,456	83,587
Leasehold improvements	30,271	29,665

Total equipment, software, and leasehold improvements	114,727	113,252
Less accumulated depreciation and amortization	67,833	65,509

Net equipment, software, and leasehold improvements	46,894	47,743

Restricted cash equivalents	15,500	17,300
Equity investments	17,835	22,649
Other assets	5,983	5,148
Deferred tax assets, net, non-current portion	27,150	27,150
Other intangible assets, net	100,507	105,109
Goodwill	310,735	309,122

Total assets	$1,270,615	$1,303,416

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$40,795	$52,097
Accrued and other liabilities	116,379	104,328
Deferred revenue, current portion	26,793	24,137
Accrued loss on excess office facilities, current portion	4,522	4,508

Total current liabilities	188,489	185,070

Deferred revenue, non-current portion	3,468	3,440
Accrued loss on excess office facilities, non-current portion	9,036	9,993
Deferred rent	4,388	4,331
Deferred tax liabilities, net, non-current portion	23,132	27,076
Convertible debt	100,000	100,000
Other long-term liabilities	7,425	3,740

Total liabilities	335,938	333,650

Total shareholders’ equity	934,677	969,766

Total liabilities and shareholders’ equity	$1,270,615	$1,303,416

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Quarters Ended March 31,
	2007	2006
	(in thousands)
Cash flows from operating activities:
Net income	$39,961	$24,883
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,933	4,252
Stock-based compensation	5,685	3,638
Equity in net loss of investments	132	—
Loss on disposal of equipment, software, and leasehold improvements	41	77
Excess tax benefit from stock option exercises	(294)	—
Accrued loss on excess office facilities	(943)	(702)
Deferred income taxes	(3,944)	12,882
Other	26	29
Net change in certain assets and liabilities, net of acquisitions	11,492	(47,088)

Net cash provided by (used in) operating activities	62,089	(2,029)

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(3,839)	(2,568)
Purchases of short-term investments	(55,432)	(58,884)
Proceeds from sales and maturities of short-term investments	57,124	55,180
Purchases of intangible assets	(2,038)	—
Decrease in restricted cash equivalents	1,800	—
Cash used in acquisitions, net of cash acquired	—	(6,799)

Net cash used in investing activities	(2,385)	(13,071)

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	3,776	7,614
Excess tax benefit from stock option exercises	294	—
Repurchase of common stock	(78,481)	(76,988)

Net cash used in financing activities	(74,411)	(69,374)

Effect of exchange rate changes on cash	687	669

Net decrease in cash and cash equivalents	(14,020)	(83,805)
Cash and cash equivalents, beginning of period	525,232	651,971

Cash and cash equivalents, end of period	$511,212	$568,166

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2007	2006
	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business:
Consumer products and services (A)	$85,040	$88,022	$82,497	$77,442	$74,811
Technology products and solutions (B)	44,432	37,552	11,179	11,967	11,791

Total net revenue	$129,472	$125,574	$93,676	$89,409	$86,602

Consumer Products and Services:
Subscriptions (C)	$51,490	$50,835	$50,878	$47,452	$47,832
Media properties (D)	15,932	18,815	13,883	11,546	9,484
E-commerce and other (E)	17,618	18,372	17,736	18,444	17,495

Total consumer products and services revenue	$85,040	$88,022	$82,497	$77,442	$74,811

Consumer Products and Services:
Music (F)	$34,127	$33,623	$30,375	$30,118	$28,918
Media software and services (G)	27,011	30,513	29,586	26,127	27,277
Games (H)	23,902	23,886	22,536	21,197	18,616

Total consumer products and services revenue	$85,040	$88,022	$82,497	$77,442	$74,811

Net Revenue by Geography:
United States	$84,554	$81,758	$69,433	$66,542	$65,700
Rest of world	44,918	43,816	24,243	22,867	20,902

Total net revenue	$129,472	$125,574	$93,676	$89,409	$86,602

Gross Margin by Line of Business:
Consumer products and services	67%	70%	68%	68%	67%
Technology products and solutions	59%	58%	81%	81%	83%
Total gross margin	65%	66%	70%	70%	69%

Subscribers (presented as greater than) *
Total Subscribers (I)	24,550	22,700	2,450	2,400	2,400
Technology Products and Solutions Application Services Subscribers (J)	21,900	20,200
Total Music Subscribers (K)	2,675	2,550	1,650	1,625	1,575

*Beginning the quarter ended December 31, 2006, total subscribers reflect the inclusion of subscribers related to wireless carrier application subscription services. Total Music Subscribers includes subscribers from our Technology Products and Solutions Application Subscription Services, such as music-on-demand, as well as our Consumer Music Services, such as Rhapsody and Premium Radio. Although music-on-demand subscribers are included in the Technology Products and Solutions Application Services subscribers and total music subscribers, these subscribers are only counted once as part of our Total Subscribers.

(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music and advertising.

(B)	Revenue is derived from carrier application services such as ringback tones and music-on-demand, media delivery system software, support and maintenance services, broadcast hosting services and consulting services.

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and stand-alone subscriptions.

(D)	Revenue is derived from advertising and through the distribution of third party products.

(E)	Revenue is derived from RealPlayer Plus and related products, sales of third party software products, and content such as games and music.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

(F)	Revenue is derived from Rhapsody and RadioPass subscription services and sales of music content, advertising generated from our music and music related websites and the distribution of third party products.

(G)	Revenue is derived from SuperPass subscriptions, RealPlayer Plus and related products, stand-alone subscription services, sales and distribution of third-party software products and advertising related to our non-game and non-music related web properties.

(H)	Revenue is derived from GamePass subscription service, sales of games, advertising generated from our games and game-related websites and the distribution of third-party products.

(I)	Total subscribers include Technology Products and Solutions application services and consumer subscription services including: Ringback Tones, Music-on-Demand, Video-on-Demand, Rhapsody, Rhapsody-to-Go, RadioPass, SuperPass, GamePass, and stand-alone subscriptions.

(J)	Technology Products and Solutions application service subscribers include: Ringback Tones, Music-on-Demand and Video-on-Demand.

(K)	Music subscribers represent an aggregate of all of our music services and include both Technology Products and Solutions application services subscribers and consumer subscription services. Music subscribers include: Rhapsody, Rhapsody-to-Go, premium radio, and Music-on-Demand. Revenue from Technology Products and Solutions application services, including Music-on-Demand, are included in our Technology Products and Solutions revenue.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
Reconciliation of GAAP net income to adjusted net income is as follows:

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2007	2006	2006	2006	2006
	(in thousands, except per share data)
Net income in accordance with GAAP	$39,961	$39,302	$42,153	$38,878	$24,883
Stock-based compensation	5,685	5,819	5,021	3,673	3,638
Loss (gain) on equity investments	—	3,116	—	(2,286)	—
Conversion of WiderThan stock options to a cash equivalent	845	641	—	—	—
Acquisitions related intangible asset amortization*	5,312	3,530	569	445	727
Expenses (benefit) related to antitrust litigation:
Income	(61,000)	(61,000)	(62,000)	(58,000)	(40,000)
Expenses	471	1,026	1,000	997	971
Charitable contributions	1,921	2,009	1,889	1,805	1,225
Tax impact of above pro forma items*	20,051	18,428	20,370	19,569	12,446
Change in income tax valuation allowance	(2,805)	(2,662)	—	—	—

Adjusted net income	$10,441	$10,209	$9,002	$5,081	$3,890

GAAP basic net income per share	$0.25	$0.24	$0.26	$0.24	$0.15
GAAP diluted net income per share	$0.22	$0.22	$0.24	$0.22	$0.14
Adjusted basic net income per share*	$0.06	$0.06	$0.06	$0.03	$0.02
Adjusted diluted net income per share*	$0.06	$0.06	$0.05	$0.03	$0.02
Shares used to compute basic net income per share	161,350	162,130	160,578	159,938	160,887
Shares used to compute diluted net income per share	178,053	180,919	178,913	177,337	176,923

*	2006 results have been restated to include acquisition related intangible asset amortization and related tax impact to conform to the pro forma presentation for 2007.
Reconciliation of GAAP net income to adjusted EBITDA is as follows:

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2007	2006	2006	2006	2006
	(in thousands)
Net income in accordance with GAAP	$39,961	$39,302	$42,153	$38,878	$24,883
Interest income, net	(9,102)	(9,644)	(10,618)	(9,381)	(7,979)
Stock-based compensation	5,685	5,819	5,021	3,673	3,638
Loss (gain) on equity investments	—	3,116	—	(2,286)	—
Conversion of WiderThan stock options to a cash equivalent	845	641	—	—	—
Depreciation and amortization	4,621	4,970	3,692	3,522	3,525
Acquisitions related intangible asset amortization	5,312	3,530	569	445	727
Expenses (benefit) related to antitrust litigation:
Income	(61,000)	(61,000)	(62,000)	(58,000)	(40,000)
Expenses	471	1,026	1,000	997	971
Charitable contributions	1,921	2,009	1,889	1,805	1,225
Income taxes	23,219	19,357	25,908	22,521	14,751

Adjusted EBITDA	$11,933	$9,126	$7,614	$2,174	$1,741

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	Quarter Ended March 31, 2007
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization	Equivalent	Related	Adjusted
	(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$45,943	$(159)	$(2,144)	$(127)	$—	$43,513

Operating expenses:
Research and development	$23,479	$(1,772)	$—	$(151)	$—	$21,556
Sales and marketing	49,700	(2,387)	(3,168)	(349)	—	43,796
General and administrative	17,354	(1,367)	—	(218)	(2,139)	13,630
Antitrust litigation benefit, net	(60,747)	—	—	—	60,747	—

Total adjusted operating expenses, net	$29,786	$(5,526)	$(3,168)	$(718)	$58,608	$78,982

	Quarter Ended March 31, 2006
			Acquisitions
			Related
			Intangible	Antitrust
	As	Stock-Based	Asset	Litigation
	Reported	Compensation	Amortization*	Related	Adjusted
	(in thousands)
Expenses in accordance with GAAP
Cost of revenue*	$26,753	$(50)	$(381)	$—	$26,322

Operating expenses:
Research and development	$18,099	$(1,369)	$—	$—	$16,730
Sales and marketing*	36,083	(1,359)	(346)	—	34,378
General and administrative	13,226	(860)	—	(2,031)	10,335
Loss on excess office facilities	738	—	—	—	738
Antitrust litigation benefit, net	(39,835)	—	—	39,835	—

Total adjusted operating expenses, net*	$28,311	$(3,588)	$(346)	$37,804	$62,181

*	2006 results have been restated to include acquisition related intangible asset amortization to conform to the pro forma presentation for 2007.
Forward Looking Guidance

A reconciliation of GAAP net income per diluted share guidance for the quarter ending June 30, 2007 and the full year ending December 31, 2007 to adjusted net income per diluted share guidance is as follows:

	Quarter Ending June 30, 2007		Year Ending December 31, 2007
	Low	High	Low	High
Net income per diluted share in accordance with GAAP	$(0.01)	$0.01	$0.24	$0.27
Stock based compensation	0.04	0.04	0.16	0.14
Conversion of WiderThan stock options to a cash equivalent	0.00	0.00	0.02	0.02
Acquisitions related intangible asset amortization	0.04	0.04	0.13	0.13
Net benefit related to antitrust litigation	—	—	(0.34)	(0.33)
Tax impact of above pro forma items	(0.03)	(0.03)	0.04	0.04
Change in income tax valuation allowance	—	—	(0.02)	(0.02)

Total adjusted net income	$0.04	$0.06	$0.23	$0.25